Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 Nos. 333-276793, 333-273949 and 333-271115) of CalciMedica, Inc. (formerly Graybug Vision, Inc.),
(2)
Registration Statement (Form S-8 No. 333-271898) pertaining to the Amended and Restated 2006 Stock Plan, 2023 Equity Incentive Plan, and 2023 Employee Stock Purchase Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.),
(3)
Registration Statement (Form S-8 No. 333-249033) pertaining to the 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan and 2015 Stock Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.),
(4)
Registration Statements (Forms S-8 Nos. 333-254522 and 333-263464) pertaining to the 2020 Equity Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.),
(5)
Registration Statement (Form S-8 No. 333-266980) pertaining to the Amended and Restated 2020 Equity Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.),
(6)
Registration Statement (Form S-8 No. 333-278336) pertaining to the 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.), and
(7)
Registration Statement (Form S-8 No. 333-281800) pertaining to the 2023 Equity Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.);

of our report dated March 28, 2024 (except for the Segment Information section of Note 2, as to which the date is March 27, 2025) with respect to the consolidated financial statements of CalciMedica, Inc. included in this Annual Report (Form 10-K) of CalciMedica, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Diego, California

March 27, 2025